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                                                                     Exhibit 5.1
[LETTERHEAD OF PIPER MARBURY RUDNICK & WOLFE LLP APPEARS HERE]


Commerce Executive Park III - Suite 610
1850 Centennial Park Drive
Reston, Virginia 20191-1517
www.piperrudnick.com

PHONE (703) 391-7100
FAX   (703) 309-5299


                               November 17, 1999

Audible, Inc.
65 Willowbrook Boulevard
Wayne, New Jersey 07470

          Re: Audible, Inc. 1999 Stock Incentive Plan
          Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Audible, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 9,000,000 shares of Common Stock, par value $.01 per share, issuable pursuant to the exercise of stock options granted under the Audible, Inc. 1999 Stock Incentive Plan (the "Plan") (shares registered under the Plan referred to as the "Plan Shares").

          We have examined copies of the Corporation's Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws, the adjusted Plan, all resolutions adopted by the Corporation's Board of Directors relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Corporation and others.

          Based upon the foregoing, we are of the opinion that the Plan Shares issuable under the Plan have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

          The opinion set forth herein is limited to matters governed by the laws of the State of Delaware and the Federal Laws of the United States of America, and we express no opinion as to any other laws.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                             Very truly yours,

                            /s/ Piper Marbury Rudnick & Wolfe LLP